Filed with the Securities and Exchange Commission on June 24, 1998.


                         Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-3/A

                                  AMENDMENT TO

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  X-CEED, INC.
             (Exact name of registrant as specified in its charter)

                  488 Madison Avenue, New York, New York 10022
                                 (212) 753-5511
   (Address and telephone number of registrant's principal executive offices)

         New York                     3398               13-3006788
(State or other jurisdiction   (Standard Industrial     (IRS Employer
       of incorporation)        Classification Code)     I.D. Number)

                             Werner Haase, President
                                  X-ceed, Inc.
                  488 Madison Avenue, New York, New York 10022
                                 (212) 753-5511
            (Name, address and telephone number of agent for service)

         Copies of all              Richard J. Blumberg, Esq.
         communications to:         McLaughlin & Stern, LLP
                                    260 Madison Avenue
                                    New York, New York  10016
                                    (212) 448-1100


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.


         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement depending on market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] ___

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] ___


                         Calculation of Registration Fee

  Title of each class                                    Proposed            Proposed maximum
  of securities to be          Amount to be          maximum offering       aggregate offering           Amount of
      registered                registered            price per unit               price              registration fee

   Common Stock par           100,000 shares              $4.156                $415,600.00             $122.60 (1)
         value
    $.01 per share

         (1) Estimated for purposes of this filing pursuant to Rule 457(c) at $4.156 per share based upon the average of the bid and asked prices of $4.125 and $4.187, respectively, on June 16, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant, X-CEED, INC., has duly caused this Registration Statement on Form S-3/A to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 23, 1998.


                                       X-CEED, INC.

                                       By: /s/ Werner G. Haase
                                           Werner G. Haase
                                           Chairman and Chief Executive Officer




          Signature                             Title                     Date
/s/ Werner G. Haase                             Chief Executive          6/23/98
Werner G. Haase                                 Officer, Principal

/s/ Norman Doctoroff,                           Director                 6/23/98
    by Werner G. Haase, attorney-in-fact
Norman Doctoroff

/s/ John Bermingham                             Director                 6/23/98
    by Werner G. Haase, attorney-in-fact
John Bermingham